certification [Exhibit 99.906CERT]

Arthur D. Ally, President/Principle Executive Officer & Treasurer/Principle Financial Officer of The Timothy Plan (the “Registrant”), certifies to the best of his/her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2024, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principle Executive Officer & Treasurer/Principle Financial Officer

The Timothy Plan

/s/ Arthur D. Ally
Arthur D. Ally

Date:	12/10/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.